EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated July 18, 1996 and May 28, 1996 included in Carriage Services, Inc.'s Form S-1, as ammended (No. 333-5545) and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP
    Arthur Andersen LLP

Houston, Texas
September 5, 1996